UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 4, 2014

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2014, 1st Constitution Bancorp (the “Company”) and Robert F. Mangano entered into an Amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of July 1, 2010 ( the “Employment Agreement”), between the Company and Mr. Mangano, President and Chief Executive Officer of both the Company and 1st Constitution Bank, a wholly-owned subsidiary of the Company (the “Bank”).

The Amendment, among other things, permits the term of the Employment Agreement to extend until Mr. Mangano’s seventy second birthday.  Prior to the Amendment, the Employment Agreement would not extend beyond Mr. Mangano’s seventieth birthday.  The Amendment also added a section to the Employment Agreement that provides that (a) the Company will not be obligated to make any payments under the Employment Agreement in violation of any law, rule or regulation applicable to the Company, the Bank or any of the Company’s other subsidiaries or any exchange where the Company’s securities are listed and (b) any payments made under the Employment Agreement may be subject to claw back pursuant to any law, rule or regulation or requirement applicable to the Company, the Bank or any of the Company’s other subsidiaries or any exchange on which the Company’s securities are listed or any policy adopted by the Board of Directors of the Company pursuant to any such laws, rules, regulations or requirements of any exchange where the Company’s securities are listed.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Amendment to the Amended and Restated Employment Agreement, dated April 4, 2014, between 1st Constitution Bancorp and Robert F. Mangano

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: April 8, 2014	By:	/s/ ROBERT F. MANGANO
		Name:	Robert F. Mangano
		Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Title

10.1	Amendment to the Amended and Restated Employment Agreement, dated April 4, 2014, between 1st Constitution Bancorp and Robert F. Mangano